UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 18, 2011

Interplay Entertainment Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-24363	33-0102707
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

12301 Wilshire Boulevard, Los Angeles, California 90025

(Registrant's telephone number, including area code):  (310) 979-7070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01OTHER EVENTS

On January 14, 2011, the Hon. Deborah K. Chasanow, Judge of the United States District Court for the District of Maryland denied Bethesda Softworks LLC's Motion to Partially Dismiss Interplay's Counterclaims in a lawsuit captioned Bethesda Softworks LLC v. Interplay Entertainment Corp., Case No. 09-CV-2357(DKC).  Interplay asserts in its Counterclaims that, as part of the underlying agreements, Bethesda intended for Interplay to have the right to use the "Fallout" trademark in connection with Interplay's Fallout-branded MMOG, which must necessarily incorporate those underlying elements of the franchise that make a game "Fallout."  Through its Motion, Bethesda unsuccessfully argued that Interplay has only a right to use the "Fallout" trademark, but nothing else related to Fallout.  As a result of the Court's ruling, Interplay will have the opportunity to prove that its interpretation of the underlying agreements is correct and that Bethesda's subsequent refusal to permit Interplay's use of Fallout game elements constitutes a breach of contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interplay Entertainment Corporation (Registrant)

DATE: January 18, 2011	By:	/s/ Herve Caen
Herve Caen
Chief Executive Officer and Interim Chief Financial Officer